SEPARATION AND GENERAL RELEASE AGREEMENT
This SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of May 8, 2019, sets forth the agreement by and between Timothy “Bant” Breen (“Executive”) and Harte-Hanks, Inc., a Delaware corporation (the “Company”) (each, a “party” and together, the “parties”) concerning the parties’ mutual understanding regarding the cessation of Executive’s employment with the Company, to be effective on the “Separation Date” (as defined in Section 1).
1.    Transition Period.

(a)Executive’s employment with the Company will cease as of the date on which the Company files its next quarterly report on Form 10-Q (or such other date mutually agreed between the parties, the “Separation Date”). Effective as of the Separation Date, Executive’s at-will employment will cease and Executive will be deemed to have resigned from all positions, including all board positions, with each of the Company and its subsidiaries and affiliates (collectively, the “Company Group”). The Company and Executive will cooperate and make all efforts to effect and appropriately document such resignations as promptly as possible following the Separation Date.

(b)The period between May 10, 2019, and the Separation Date will be a “Transition Period”, during which Executive will continue to be a fulltime employee, providing consulting, transition (and other) services as may be requested by board of directors of the Company (the “Board”), and will continue to receive his base salary of three hundred eighty thousand dollars ($380,000) per annum (the “Base Salary”), minus the deductions required by law; provided that the Board may reassign Executive’s duties as it deems appropriate in order to transition his role.

(c)Commencing on the Separation Date and continuing until November 10, 2019, Executive will provide consulting services to the Company, as requested by the Board (the “Consulting Period”). For the duration of the Consulting Period, Executive will receive a monthly fee of $31,666.67 for each full month of service. Fees in respect of any partial months of service will be pro-rated based on the number of days that Executive serves as a consultant to the Company during the month that the Consulting Period ends. Executive will have no authority to bind any member of the Company Group, nor to act on their behalf, nor to make decisions for any member of the Company Group. The Company will give only broad direction to Executive; provided that such direction shall be clear and adequate relative to the services to be performed. Executive will determine the method, details and means of performing the services contemplated by this Agreement.

2.    Independent Contractor. Executive acknowledges that, during the Consulting Period, Executive will at all times be and remain an independent contractor, and will not be considered the agent, partner, principal or employee of any member of the Company Group. Executive acknowledges and agrees that, during Consulting Period, Executive will not be treated as an employee of the Company or any of its subsidiaries or affiliates for purposes of federal, state or local income or other tax withholding, nor unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Workers’ Compensation law of any state or country (or subdivision thereof), or for purposes of benefits provided to employees of the Company under any employee benefit plan, program, policy or arrangement (including, without limitation, vacation, holiday and sick leave benefits, insurance coverage and retirement benefits). Executive acknowledges and agrees that, as an independent contractor, he will be required, during the Consulting Period, to pay any applicable taxes on the compensation paid to him, and to provide workers’ compensation insurance and any other coverage required by law. Executive will be free to exercise his own judgment as to the manner and method of providing the consulting services to the Company, subject to applicable laws and requirements reasonably imposed by the Company.
3.    General Release.

(a)In exchange for and in consideration of the fees to be paid during the Consulting Period and the Company’s entry into this Agreement, as applicable, and as a condition of the receipt of any such amount, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, irrevocably and unconditionally releases, waives and forever discharges the Released Parties (as defined below) from all claims, demands, actions, causes of action, charges, complaints, liabilities, obligations, promises, sums of money, agreements, representations, controversies, disputes, damages, suits, right, costs (including attorneys’ fees), losses, debts and expenses of any nature whatsoever, whether known or unknown, fixed or contingent, which Executive now has or had ever had against the Released Parties arising out of, concerning or related to Executive’s employment with the Company Group, from the beginning of time and up to and including the date Executive executes this Agreement in the first space provided below, and covering the period between such date and the date Executive reaffirms his signature in the second space provided below (as required by Section 7).
(b)This General Release includes, without limitation, (i) law or equity claims; (ii) express or implied contract claims (including any claims for any equity-based awards under any long-term incentive plans or programs or for any severance under the Offer Letter or the Company’s Executive Severance Policy) or tort claims; (iii) claims arising under any federal, state or local laws of any jurisdiction that prohibit discrimination on the basis of age, sex, race, national origin, color, disability, religion, veteran, military status or sexual orientation or any other form of discrimination, harassment, hostile work environment or retaliation (including, without limitation, the Age Discrimination in Employment Act (ADEA) and the Older Workers Benefit Protection Act (OWBPA), the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Patient Protection and Affordable Care Act of 2010, the Texas Human Rights Act or the Texas Labor Code (including, without limitation, the Texas Payday Law, the Texas Anti-Retaliation Act, and Chapter 21 of the Texas Labor Code), or any other federal, state or local laws of any jurisdiction, if and to the extent applicable and as any of the foregoing may be amended from time to time); (iv) claims under any other federal, state, local, municipal or common law whistleblower protection, discrimination, wrongful discharge, anti-harassment or anti-retaliation statute or ordinance; (v) claims arising under the Employee Retirement Income Security Act of 1974 (ERISA); or (vi) any other statutory or common law claims related to Executive’s employment with the Company Group and the termination thereof.

(c)The term “Released Parties” or “Released Party” as used herein shall mean and include: (i) the Company and the Company Group; (ii) the Company’s former, current and future parents, subsidiaries, affiliates, shareholders and lenders; (iii) each predecessor, successor and affiliate of any entity listed in clauses (i) and (ii); (iv) each respective former, current and future parent company, subsidiary, affiliate, officer, director, agent, representative, employee, owner, shareholder, partner, joint venturer, attorney, employee benefit plan, employee benefit plan administrator, insurer, administrator and fiduciary of any of the entities or persons listed in clauses (i) through (iii); and (iv) any other person acting by, through, under or in concert with any of the persons or entities listed herein.

(d) Nothing in this Agreement prohibits or is intended in any manner to prohibit, Executive from (i) reporting a possible violation of federal or other applicable law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (the “SEC”), the U.S. Congress, and any governmental agency Inspector General, or (ii) making other disclosures that are protected under whistleblower provisions of federal law or regulation. This Agreement does not limit Executive’s right to receive an award (including, without limitation, a monetary reward) for information provided to the SEC. Executive does not need the prior authorization of anyone at the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Nothing in this Agreement or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. §1833(b). Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) (a) in confidence to federal, state or local government officials, directly or indirectly, or to an attorney, and (b) for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, if filed under seal; or (iii) in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, is filed under seal and does not disclose the trade secret, except pursuant to a court order. This Section 3(d) is intended to comply with all applicable laws. If any laws are adopted, amended or repealed after the date hereof, this Section 3(d) shall be deemed to be amended to reflect the same.

(e) This General Release does, however, prevent Executive, to the maximum extent permitted by law, from obtaining any monetary or other personal relief for any of the claims Executive has released in this General Release. Pursuant to the OWBPA, Executive understands and acknowledges that by executing this General Release and releasing all claims against each and all of the Released Parties, Executive has waived any and all rights or claims that Executive has against any Released Party under the ADEA, which includes, but is not limited to, any claim that any Released Party discriminated against Executive on account of Executive’s age. This General Release, however, shall not affect Executive’s rights under the OWBPA to have a judicial determination of the validity of this General Release and does not purport to limit any right Executive may have to file a charge under the ADEA or any other civil rights statute or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC) or other investigative agency. This General Release does, however, waive and release any right to recover damages under the ADEA or other civil rights statutes.

(f) Executive confirms that no claim, charge or complaint against any of the Released Parties has been brought by Executive before any federal, state or local court or administrative agency. Executive represents and warrants that Executive has no knowledge of any improper or illegal actions or omissions by any of the Released Parties. This expressly includes, but is not limited to, any and all conduct that potentially could give rise to claims under the Sarbanes-Oxley Act of 2002 (Public Law 107-204), if and to the extent applicable. Executive further represents that, as of the date of Executive’s execution of this Agreement, Executive has not been the victim of any illegal or wrongful acts by any of the Released Parties, including, without limitation, discrimination, retaliation, harassment or any other wrongful act based on sex, age, or any other legally protected characteristic.
4.    Additional Terms.

(a)    In exchange for and in further consideration of the Company’s entry into this Agreement, and as a condition of the consulting arrangement described herein, Executive agrees to abide by the terms and conditions of his (x) Non-Solicitation & Non-Compete Agreement with the Company, dated January 7, 2019 (the “Non-Compete Agreement”) and (y) Confidentiality/Non-Disclosure Agreement with the Company, dated January 7, 2019 (together with the Non-Compete Agreement, the “Restrictive Covenant Agreements”), provided, however, that for the purposes of Section 2(b) of the Non-Compete Agreement, the post-termination restricted period will be 6 months. It is understood that Executive is currently, and has been throughout the period of his employment, the Chairman of QNARY, LLC and is and has been involved with the business of QNARY and its affiliates (“QNARY”). It is further understood and acknowledged that Executive will continue in such capacity and the continuation of such activities consistent with past practices will not be deemed a violation of this Agreement or the Non-Compete Agreement.
(b)    Nondisparagement. In addition, subject to Section 4(c) hereof, the parties agree and acknowledge that:
(i)the Executive will not make any statement (orally or in writing) or take any action which, in any way, disparages the Company and any of its affiliates and subsidiaries, and any director, officer, employee or legal counsel thereof; and
(ii)the Company will not make any statement (orally or in writing) or take any action which, in any way, disparages Executive; provided that the foregoing will not preclude either party from making truthful statements as required by lawfully compelled testimony, and provided that the testifying party notifies the other party in advance of any such testimony and cooperates with the other party’s reasonable efforts with respect to such testimony, to the fullest extent permitted by applicable law. In addition, the Company will instruct its Board of Directors not to make any statement (orally or in writing) that in any way disparages Executive and it will take appropriate remedial action in the event any director does so disparage Executive.
(c)    Executive further agrees to the following:
(i)Executive agrees that all Confidential Information, whether prepared by Executive or otherwise coming into Executive’s possession, shall remain the exclusive property of the Company during Executive’s employment with the Company. Executive further agrees that Executive shall not, except for the benefit of the Company pursuant to the exercise of Executive’s duties or with the prior written consent of the Company, use or disclose to any third party any of the Confidential Information described herein, directly or indirectly, either during Executive’s employment with the Company or at any time following the termination of Executive’s employment with the Company.
(ii)Executive agrees that all Confidential Information and other files, documents, materials, records, notebooks, customer lists, business proposals, contracts, agreements and other repositories containing information concerning the Company or the business of the Company (including all copies thereof) in Executive’s possession, custody or control, whether prepared by Executive or others, shall remain with or be returned to the Company on the Separation Date.
(iii)    This Section 4 is intended to comply with all applicable laws. If any laws are adopted, amended or repealed after the date hereof, this Section 4 shall be deemed to be amended to reflect the same.

5.    Enforcement; Material Breach.
The parties acknowledge that each of his or its obligations and representations as set forth in this Agreement are reasonable and necessary for the protection of the other party and are a material inducement for the other party entering into this Agreement. Therefore, each party agrees to the following:
(a)Each party acknowledges that the other party may be irrevocably damaged if his or its obligations are not specifically enforced. Accordingly, each party agrees that, in addition to any other relief to which the complaining party may be entitled in the form of damages or recoupment of payments, the complaining party shall be entitled to seek and obtain injunctive relief (without the necessity of posting bond) from a court of competent jurisdiction for the purpose of restraining the other party from any actual or threatened breach of such obligations.
(b)In the event of any material breach by Executive of this Agreement (including Executive’s failure to fulfill his duties as an executive officer), or in the event that any representation made by Executive under this Agreement is subsequently found to have been untrue when made, Executive agrees that (i) the Consulting Period will terminate effective immediately, and (ii) the Company shall have the right to recover and Executive shall have the obligation to repay to the Company the consulting fees that Executive received under this Agreement.
6.    Miscellaneous.

(a)No Admission of Liability. The parties agree that neither this Agreement nor the furnishing of the consideration for the General Release as set forth in this Agreement shall be deemed or construed at any time for any purpose as an admission by any of the Released Parties of any liability or unlawful conduct of any kind. Executive further acknowledges and agrees that the consideration provided for herein is adequate consideration for Executive’s obligations hereunder.

(b)Severability and Reformation. Each of the provisions of this Agreement constitutes an independent and separable covenant. Any portion of this Agreement that is determined by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability or in conflict with any applicable statute or rule will be deemed, if possible, to be modified or altered so that it is not overly broad or in conflict or, if not possible, to be omitted from this Agreement. The invalidity of any portion of this Agreement will not affect the validity of the remaining sections of this Agreement.

(c)No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)Successors and Assigns. This Agreement and any rights granted herein are personal to the parties hereto and will not be assigned or otherwise transferred by either party without the prior written consent of the other party, and any attempt at violative assignment or any other transfer, whether voluntary or by operation of law, will be void and of no force and effect, except that this Agreement may be assigned by the Company to any successor in interest to the business of the Company. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors, affiliates and any person or other entity that succeeds to all or substantially all of the business, assets or property of the Company. This Agreement and all of Executive’s rights hereunder shall inure to the benefit of and be enforceable by Executive’s heirs and estate.
        (e)    No Conflict; Governing Law. Each party represents that the performance of all of the terms of this Agreement will not result in a breach of, or constitute a conflict with, any other agreement or obligation of that party. This Agreement is made in, governed by, and is to be construed and enforced in accordance with the internal laws of the State of Texas, without giving effect to conflict of law principles that would require application of the laws of another jurisdiction.
(f)     Notices. All notices and other communications required or permitted hereunder must be in writing and will be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by overnight courier, and addressed to the intended recipient at the addresses maintained in the Company’s records. Notices sent to the Company should be directed to:
Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, TX 78216
Attn: Chairman of the Board
Notices sent to the Executive should be directed to:
Bant Breen
112 E. 83rd St., Apt 2A
New York, NY 10028

(g)    Counterparts. This Agreement may be executed and delivered in counterparts and may be executed and delivered by electronic mail, facsimile or other electronic signature, and each such counterpart will be deemed an original for all purposes.

(h)    Captions and Headings; Construction. The captions and headings are for convenience of reference only and will not be used to construe the terms or meaning of any provisions of this Agreement. The word “including” (in its various forms) means “including without limitation”.

(i)    Entire Agreement. This Agreement, together with the surviving provisions of the Restrictive Covenant Agreements (as modified herein), sets forth the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior understandings and agreements between the parties, and neither party will have any obligation toward the other except as set forth herein. Without limiting the generality of the foregoing, Executive agrees that the execution of this Agreement and the payments made hereunder will constitute satisfaction in full of the Company’s obligations to Executive under any and all plans, programs or arrangements of the Company under which Executive may be entitled to payments and/or benefits in connection with Executive’s employment or the termination of Executive’s employment, including, without limitation any equity under Executive’s Restricted Stock Unit Award Agreement with the Company, executed in March 2019, other than vested benefits under any applicable 401(k) plan or other retirement plan. This Agreement may not be superseded, amended, or modified except in writing signed by both parties.
7.    Consideration Period.
By signing this Agreement in the spaces below, Executive is confirming his acceptance of the terms and conditions set forth herein and is acknowledging the following:

(a)The obligations as set out in this Agreement represent a complete waiver and release of all rights and claims that Executive has against the Released Parties. Accordingly, Executive understands his obligation to review this Agreement carefully before signing it.

(b)Executive understands that he can take up to 21 days from his receipt of this Agreement on May 7, 2019 (the “Consideration Period”) to consider its meaning and effect and to determine whether or not to enter into it. In addition, Executive will be required to reaffirm his signature in the second space below. Before signing this Agreement in either space, Executive is advised to consult with an attorney. If Executive chooses to sign this Agreement in the first space before the end of the Consideration Period, Executive is doing so voluntarily.

(c)In addition, Executive may revoke his signature within seven days after signing this Agreement in either space. Any revocation of this Agreement must be in writing.

(d)Executive will forward the original of this Agreement once signed by Executive in the first space, as well as any notice of his desire to revoke his signature in either space, to:
Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, TX 78216
Attn: Chairman of the Board

(e)Executive understands that if he fails to sign this Agreement in both spaces as required, or Executive signs but exercises his right to revoke his signature in either space, the Consulting Period will terminate effective immediately.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
HARTE HANKS, Inc.

/s/ Alfred V. Tobia, Jr.

By: Alfred V. Tobia, Jr.
Title: Chairman of the Board
Date: May 8, 2019
Timothy “Bant” Breen

/s/ Timothy E. Breen
Date: May 8, 2019
DO NOT SIGN BELOW UNTIL YOUR SEPARATION DATE.
I hereby reaffirm my signature above:
Date: May 10th, 2019
Timothy “Bant” Breen

/s/ Timothy E. Breen